Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 33-58714, No. 333-12817, No. 333-104259, and No. 333-60560 on Form S-8 of Motorola, Inc. of our report dated June 24, 2009, appearing in this Annual Report on Form 11-K of the Motorola 401(k) Plan for the year ended December 31, 2008.
/s/ Crowe Horwath LLP

Crowe Horwath LLP

Oak Brook, Illinois
June 24, 2009

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